EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Announces Asset Purchase Agreement with Accuray Incorporated

Accuray to purchase certain assets of AS&E’s High Energy Systems Division

BILLERICA, Mass. – December 13, 2004 – American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI), a leader in X-ray detection technology, announced today that it has entered into a definitive Asset Purchase Agreement with Accuray Incorporated.  Under the terms of the Agreement, Accuray will purchase certain of the assets of AS&E’s High Energy Systems Division (HES), located in Mountain View, California, for cash and a note in the aggregate amount of $8.3 million.

The Agreement gives Accuray exclusive rights to manufacture, market and sell linear accelerators for medical applications, which will enable Accuray to produce the X-band linear accelerator for its CyberKnife® products. AS&E will retain exclusive rights to market and sell these linear accelerators for security and non-destructive testing applications. As part of the transaction, AS&E will enter into a supply agreement to procure the X-band linear accelerators from Accuray to support AS&E’s Shaped Energy™—high energy inspection systems.

Anthony Fabiano, AS&E’s President and CEO, commented, “The sale of these assets to Accuray is a ‘win-win’ transaction for both companies. Accuray will be able to produce an integral component to its CyberKnife product in-house, while AS&E will be able to sharpen its focus on its core capabilities: the development of innovative X-ray inspection solutions in its targeted markets. Accuray will now become a key supplier to AS&E of X-band linear accelerators, supporting AS&E’s production requirements for its High Energy Systems.  We look forward to this new supply arrangement, which is founded on our excellent working relationship.  I am also pleased to announce that Dr. Andrey Mishin, HES’ Vice-President and General Manager, will join AS&E in Billerica as Vice President, High Energy Systems, to develop innovative new products that will meet the evolving needs of the cargo security market.”

Fabiano continued, “We remain very excited about our future and the potential opportunities to create greater value for our shareholders, customers, and employees.”

Established in 1998, HES develops and manufactures linear accelerators for a variety of applications and products, including X-band linear accelerators for Accuray’s CyberKnife.  After the transaction is completed, AS&E will consolidate its High Energy product development work into operations at its headquarters in Billerica, MA, and Accuray will continue to manufacture the X-band linear accelerators at the Mountain View location.

Accuray, located in Sunnyvale, California, designs, manufactures, and distributes the CyberKnife Stereotactic Radiosurgery System, worldwide.

The Agreement is subject to customary closing conditions and the transaction is expected to be completed by the end of AS&E’s fiscal year (March 31, 2005).

About AS&E®: American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:
Laura Berman
American Science and Engineering, Inc.	(978) 262-8700

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered ``forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.